                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ] Confidential, for use of the Commission
                                                    only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ProAssurance Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

The filing fee of $          was calculated on the basis of the information that
follows:

     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4.  Proposed maximum Aggregate value of transaction:

     5.  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002
                             ---------------------

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of ProAssurance Corporation ("ProAssurance") will be held at 10:30 a.m., local time, on Wednesday, May 22, 2002, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, for the following purposes:

          (1) To elect three (3) directors of ProAssurance, each to serve until the 2005 Annual Meeting and until his or her successor is elected and qualified; and

          (2) To approve the assumption by ProAssurance of the MAIC Holdings (now Medical Assurance, Inc.) Incentive Compensation Stock Plan and certain amendments thereto; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 25, 2002, as the record date for the Annual Meeting. Only holders of record of shares of ProAssurance's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. Whether you plan to attend the Annual Meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

     A copy of ProAssurance's Annual Report to the Stockholders for the year ended December 31, 2001, is enclosed. We hope you will find it informative.

                                           By order of the Board of Directors,

                                                         signature
                                           Howard H. Friedman
                                           Secretary

April 19, 2002

                            PROASSURANCE CORPORATION
                              100 BROOKWOOD PLACE
                           BIRMINGHAM, ALABAMA 35209
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002
                             ---------------------

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProAssurance Corporation (sometimes referred to as "ProAssurance") to be voted at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held at 10:30 a.m., local time, on Wednesday, May 22, 2002, at the Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and proxy card are first being mailed to the stockholders of the Company on or about April 19, 2002.

     At the Annual Meeting, the stockholders will be asked to

     - elect three (3) members to the Board of Directors of ProAssurance as Class I Directors; and

     - approve ProAssurance's assumption of the MAIC Holdings, Inc. (now Medical Assurance, Inc.) Incentive Compensation Stock Plan and to rename it the "ProAssurance Corporation Incentive Compensation Stock Plan" with certain amendments thereto.

ProAssurance will bear the cost of solicitation of proxies. ProAssurance has requested brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses incurred in so doing. If deemed necessary, ProAssurance may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

     The Board of Directors has set March 25, 2002 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date there were 25,841,453 outstanding shares of common stock of ProAssurance, par value $0.01 per share, with each shareholder entitled to one vote in person or by proxy for each share of common stock on all matters properly to come before the Annual Meeting.

     ProAssurance was organized on October 20, 2000, to serve as the holding company for Medical Assurance, Inc. (NYSE:MAI) and Professionals Group, Inc. (NASDAQ:PICM). The consolidation was completed on June 27, 2001, at which time each share of Medical Assurance common stock was converted into one share of ProAssurance Common Stock, and each share of Professionals Group common stock was converted, at the election of the holder, into either (i) 0.897 of a share of ProAssurance common stock and $13.47 in cash or (ii) $27.47 in cash. Holders of Medical Assurance common stock were not required to surrender certificates for their shares as the certificates were automatically converted and treated as representing the same number of shares of ProAssurance common stock after the consolidation. Holders of Professionals Group common stock were required to surrender their certificates prior to the consolidation in order to make their election to receive either shares of ProAssurance common stock and cash or cash only, and those holders who failed to surrender their certificates were automatically treated as having made an election to receive ProAssurance common stock and cash for their shares of Professionals Group stock. Any person who held certificates for shares of Medical Assurance common stock or Professionals Group common stock on the record date will be entitled to vote the number of shares of ProAssurance common stock into which the shares evidenced by the certificate have been converted.

     PERSONS WHO HAVE NOT EXCHANGED THEIR CERTIFICATES FOR PROFESSIONALS GROUP COMMON STOCK FOR PROASSURANCE COMMON STOCK AND CASH ARE ENCOURAGED TO DO SO. ALTHOUGH SUCH PERSONS WILL BE ENTITLED TO

VOTE AS IF THEIR PROFESSIONALS GROUP SHARES HAVE BEEN CONVERTED INTO PROASSURANCE SHARES, THEY WILL NOT RECEIVE THE CASH PAYMENTS FOR THEIR PROFESSIONALS GROUP SHARES NOR WILL THEY RECEIVE ANY DIVIDENDS OR OTHER DISTRIBUTIONS WITH RESPECT TO THEIR PROASSURANCE COMMON STOCK UNTIL THEIR CERTIFICATES FOR SHARES OF PROFESSIONALS GROUP COMMON STOCK ARE SO SURRENDERED AND EXCHANGED. FOR INFORMATION AS TO THE PROCEDURE FOR SURRENDERING CERTIFICATES OF PROFESSIONALS GROUP COMMON STOCK IN EXCHANGE FOR CERTIFICATES FOR PROASSURANCE COMMON STOCK AND CASH, PLEASE CONTACT FRANK O'NEIL, SENIOR VICE PRESIDENT, PROASSURANCE CORPORATION, EITHER BY MAIL AT P.O. BOX 590009, BIRMINGHAM, ALABAMA 35259-0009, OR BY TELEPHONE AT (205) 877-4400 OR (800) 282-6242.

VOTING INSTRUCTIONS

     The record owners of ProAssurance common stock may vote their shares on matters properly presented at the Annual Meeting in four ways:

     - By signing and returning the enclosed proxy card in the enclosed envelope; or

     - By voting on the Internet at www.eproxy.com/pra/ in accordance with instructions on the enclosed proxy card; or

     - By telephone by calling 1-800-840-1208 on a touchtone telephone and following the instructions on the enclosed proxy card; or

     - By attending the meeting and voting in person.

Shares of common stock held in the name of a nominee such as a broker or bank must be voted in accordance with instructions provided by the nominee.

     All shares of ProAssurance common stock represented by proxies properly received at or prior to the Annual Meeting and not revoked will be voted in accordance with the instructions in the proxy. If no instructions are indicated on the proxy, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors and FOR the approval of the assumption by ProAssurance of Medical Assurance's Incentive Compensation Stock Plan, as it has been amended.

     Proxies may be revoked prior to the Annual Meeting by either (i) submitting to ProAssurance a properly executed proxy and bearing a later date, or (ii) by voting by telephone or Internet at a later date or in person at the meeting, or
(iii) by giving written notice of revocation to the Secretary of ProAssurance. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

VOTE REQUIRED

     The presence, in person or by proxy, of the holders of one-third of the shares of ProAssurance common stock entitled to vote at the meeting will constitute a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

     Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. With respect to the election of directors, a shareholder may vote for all three nominees or withhold authority to vote for any or all of the nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election.

     The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the assumption and amendment of Medical Assurance's Incentive Compensation Stock Plan. Abstentions and broker non-votes will have the same effect as negative votes.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Certificate of Incorporation of ProAssurance provides that the Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Board of Directors currently has eleven directors. The Certificate of Incorporation requires that the directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. Any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors may be filled by action of the remaining directors. A Director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen.

     The current Board of Directors of ProAssurance was appointed on June 26, 2001, in accordance with the provisions of the Agreement to Consolidate between Medical Assurance and Professionals Group dated June 22, 2000, and amended November 1, 2000 (the "Consolidation Agreement"). The Consolidation Agreement provided that the initial Board of Directors of ProAssurance would be comprised of eleven directors divided into three classes designated as Class I, Class II and Class III. Four directors would be appointed as Class I Directors to serve until the 2002 annual meeting; four directors would be appointed as Class II Directors to serve until the 2003 annual meeting; and three directors would be appointed as Class III Directors to serve until the 2004 annual meeting. The Consolidation Agreement further provided that Professionals Group would have the right to appoint one director to serve in each class for a total of three directors and that Medical Assurance would have the right to appoint a total of eight directors to be divided among the three classes of directors. Professionals Group appointed Ann F. Putallaz as a Class I Director, William H. Woodhams as a Class II Director and Victor T. Adamo as a Class III Director. Medical Assurance appointed A. Derrill Crowe, Norton E. Cowart, and Robert E. Flowers as Class I Directors; Richard V. Bradley, Leon C. Hamrick and John P. North as Class II Directors; and Paul R. Butrus and Paul D. Everest as Class III Directors. At the February meeting of the ProAssurance Board of Directors, John
J. McMahon, Jr. was elected as a Class II Director to fill a vacancy created upon the resignation of Richard V. Bradley effective December 31, 2001, and Drayton Nabers, Jr. was elected as a Class III Director to fill the vacancy created upon the death of Paul D. Everest in December 2001.

     The Consolidation Agreement requires the ProAssurance Board of Directors to nominate a person selected by the directors nominated by Professionals Group to fill the vacancy created upon the expiration of the first term of each director nominated by Professionals Group. The Board of Directors is required to recommend to the ProAssurance shareholders that the nominee so nominated be elected to the Board of Directors and is further required to solicit proxies in favor of the election of such nominee to the Board of Directors. Ann F. Putallaz has been nominated by the directors nominated by Professionals Group to fill the vacancy on the expiration of her term as a Class I Director. In addition to Ms. Putallaz, the Board of Directors has nominated A. Derrill Crowe and Robert E. Flowers for election as directors at the Annual Meeting to fill the vacancies arising on the expiration of their terms as Class I Directors. The Board of Directors did not nominate anyone for election to fill the vacancy arising upon the expiration of the term of Norton E. Cowart as a Class I Director. The Board of Directors may elect at a later date either to elect a director to fill the vacancy in the Class I Directors or to reduce the size of the Board of Directors.

     The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate this will occur, the Proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the enclosed Proxy will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.

     Biographical information regarding each nominee for election to the Board of Directors and each of the other directors is set forth below and the stock ownership with respect to each nominee and director is set forth in the table under "Stock Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR ELECTION AS CLASS I DIRECTORS (2005)

     A. DERRILL CROWE, M.D. (Age 65) has served as a Director and as Chairman of the Board and Chief Executive Officer of ProAssurance since the completion of the consolidation on June 27, 2001. Dr. Crowe has served as a director and Chairman, President and Chief Executive Officer of Medical Assurance, Inc. since its organization in 1995 and as President and Chief Executive Officer and a director of The Medical Assurance Company, Inc. (formerly Mutual Assurance, Inc.) since its organization in 1976. Dr. Crowe is also Chairman and a director of MEEMIC Holdings, Inc., a publicly traded insurance holding company of which ProAssurance owns 84.0% of the outstanding voting stock.

     ROBERT E. FLOWERS (Age 52) has served as a director of ProAssurance since completion of the consolidation on June 27, 2001. Prior to that date, Dr. Flowers served as a director of Medical Assurance, Inc. (since 1995) and as a director of The Medical Assurance Company, Inc. (since 1985). Dr. Flowers practiced as a physician with Gynecology Associates of Dothan P.C., Dothan, Alabama, prior to his retirement in 2001.

     ANN F. PUTALLAZ (Age 56) has served as a director of ProAssurance since the completion of the consolidation on June 27, 2001. Prior to that time, Ms. Putallaz served as a director of Professionals Group, Inc. (since 1996) and its Vice Chairman (since 1999). For the past five years, Ms. Putallaz has been the Vice President and director of marketing information services of Munder Capital Management, an investment advisor to The Munder Funds, an open end investment company registered under the Investment Company Act of 1940. Ms. Putallaz is a director of MEEMIC Holdings, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

CLASS II DIRECTORS (2003)

     LEON C. HAMRICK, M.D. (Age 76), has served as a director of ProAssurance since completion of the consolidation on June 27, 2001. Prior to that time, Dr. Hamrick served as a director of Medical Assurance (since 1995) and a director of The Medical Assurance Company, Inc (since 1978). Dr. Hamrick is a general surgeon with HealthSouth Metro West Hospital in Fairfield, Alabama (formerly known as Tenet Lloyd Noland Hospital).

     JOHN J. MCMAHON, JR. (Age 59) has served as a director of ProAssurance since February 27, 2002. Since 1999, Mr. McMahon has served as Chairman of Ligon Industries (manufacturer of wastewater treatment equipment and aluminum castings) and as Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing company) in Birmingham, Alabama. Prior to that time, Mr. McMahon served as Chairman of the Board of McWane, Inc. Mr. McMahon also serves as a director of John H. Harland Co., Protective Life Corporation, and Alabama National Bancorporation.

     JOHN P. NORTH, JR. (Age 66) has served as a Director of ProAssurance since completion of the consolidation on June 27, 2001, and as a director of Medical Assurance, Inc. since 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

     WILLIAM H. WOODHAMS, M.D. (Age 64) has served as a director of ProAssurance since the completion of the consolidation on June 27, 2001. Prior to that time, Dr. Woodhams served as a director of Professionals Group, Inc. (since 1996) and its Chairman (since 1999) and director of its subsidiary, ProNational Insurance Company since 1980. Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

CLASS III DIRECTORS (2004)

     VICTOR T. ADAMO, ESQ., CPCU (Age 54) has served as a director and Vice Chairman, President and Chief Operating Officer of ProAssurance since completion of the consolidation on June 27, 2001. Prior to that time, Mr. Adamo served as a director and President and Chief Executive Officer of Professionals Group (since
1996) and in the same capacities for its subsidiary, ProNational Insurance Company where he has been employed since 1985. Mr. Adamo currently serves as the Chief Executive Officer of MEEMIC Holdings, and has been a director since 1999. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985.

     PAUL R. BUTRUS (Age 61) has served as a director of ProAssurance since completion of the consolidation on June 27, 2001 and was appointed its Vice Chairman in September 2001. Prior to that time, Mr. Butrus was a director and Executive Vice President and Chief Operating Officer of Medical Assurance, Inc. (since 1995). Mr. Butrus has held various positions with The Medical Assurance Company, Inc. since 1977.

     DRAYTON NABERS, JR. (Age 61) has served as a director of ProAssurance since February 27, 2002. Mr. Nabers has served as Chairman of the Board of Protective Life Corporation (insurance holding company) since 1996 and its Chief Executive Officer from 1996 through 2001. Mr. Nabers is also a director of Alabama National Bancorporation, National Bank of Commerce of Birmingham, and Energen Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The By-Laws of ProAssurance establish four standing committees of the Board of Directors: the Executive Committee, the Nominating Committee, the Compensation Committee and the Audit Committee.

     Executive Committee. The Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of the business and affairs of ProAssurance, except that the Executive Committee has no power or authority to alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee and the Executive Committee may not authorize matters required by law to be passed upon by the full Board. The By-Laws provide that the Executive Committee have at least three members including the Chairman and Chief Executive Officer and the Vice Chairman of the Board. The members of the Executive Committee are: A. Derrill Crowe, Chairman, Victor T. Adamo, Paul R. Butrus, Robert E. Flowers and William H. Woodhams. The Executive Committee has not met since the consolidation.

     Nominating Committee. The Nominating Committee is responsible for fielding a slate of candidates for election as directors at each annual meeting and to fill vacancies otherwise created on the Board of Directors. The members of the Nominating Committee are: Leon C. Hamrick, Chairman; John P. North; and William
H. Woodhams. The Nominating Committee has met one time since the consolidation, and all members were present.

     Compensation Committee. The Compensation Committee recommends to the Board of Directors the compensation arrangements for the Chief Executive Officer as well as other senior management personnel. The Compensation Committee is the administrator of the ProAssurance Corporation Incentive Compensation Stock Plan. The members of the Compensation Committee are: Robert E. Flowers, Chairman, and Leon C. Hamrick. The Compensation Committee has had two meetings since the consolidation, at which all members were present.

     Audit Committee. The Board of Directors of ProAssurance has adopted a written charter for its audit committee which is attached as Appendix A to this Proxy Statement. The duties and responsibilities of the Audit Committee are set forth in its charter and include the following: to recommend to the Board of Directors the independent accountant to audit the consolidated financial statements of ProAssurance and its subsidiaries; to serve as an independent and objective party to assist the Board of Directors in its oversight of the Company's financial reporting principles and policies and internal controls and procedures; to provide an evaluation of the independence of the independent auditors; to review the fees of the independent auditors for audit and non-audit services; and to review reports and other communications between management and the independent auditors with respect to accounting methods and systems of internal control. All of the members of the Audit Committee are independent directors as defined in the listing standards of the New York Stock Exchange, and they are: John P. North, Chairman; Leon C. Hamrick and Ann F. Putallaz. The Audit Committee has met three times since the consolidation and no member has missed more than 75% of the meetings.

     Director Compensation. Since July 2001, each non-employee director has earned $1,000 per month and $500 for each day that the director attended a Board Meeting. Non-employee directors are also reimbursed for travel time at the rate of $100 per hour and ordinary and necessary expenses incurred in connection with the attendance at such meetings. At the February 2002 meeting, the Board of Directors approved an increase in the compensation of non-employee directors to $2,000 per month and $1,000 for each day that a director attends a meeting. Non-employee directors may elect to receive their director's compensation in shares of ProAssurance common stock in lieu of cash. The shares are issued from the shares of ProAssurance common stock reserved for issuance under the ProAssurance Corporation Incentive Compensation Stock Plan.

     Meetings of the Board. Since the appointment of the Board of Directors on June 26, 2001, the Board had three meetings at which all directors were in attendance.

                                   PROPOSAL 2

                                 ASSUMPTION OF
             MEDICAL ASSURANCE'S INCENTIVE COMPENSATION STOCK PLAN

     Under the terms of the Consolidation Agreement between Medical Assurance and Professionals Group, ProAssurance assumed all of the options previously granted under Medical Assurance's Incentive Compensation Stock Plan and Professionals Group's 1996 Long-Term Stock Incentive Plan. Upon the completion of the consolidation on June 27, 2001, outstanding options to acquire 398,625 shares of Medical Assurance common stock were each converted into an option to acquire the same number of shares of ProAssurance common stock at the same option price, and outstanding options to acquire shares of Professionals Group common stock were converted into options to acquire 458,680 shares of ProAssurance common stock. The Consolidation Agreement was approved by the shareholders of each of Medical Assurance and Professionals Group immediately preceding the completion of the consolidation.

     On September 27, 2001, the Board of Directors of ProAssurance authorized ProAssurance's assumption of Medical Assurance's Incentive Compensation Stock Plan by amending the plan to substitute the name ProAssurance for the name Medical Assurance, to substitute ProAssurance common stock as the stock subject to the plan, and to change the name of the plan to the "ProAssurance Corporation Incentive Compensation Stock Plan" (the "Stock Plan"). On that date there was a total of 1,888,829 shares of ProAssurance common stock reserved for issuance under the Stock Plan divided into 398,625 shares reserved for issuance pursuant to the outstanding options assumed under the Consolidation Agreement and 1,491,204 reserved for future awards under the Stock Plan. The ProAssurance Board of Directors assumed the Professionals Group 1996 Long-Term Stock Incentive Plan only with respect to the outstanding options assumed under the Consolidation Agreement and determined that no further awards will be granted under this plan.

     The Stock Plan was approved by the Medical Assurance shareholders at their 1996 Annual Meeting. The shares of ProAssurance common stock reserved for issuance under the Stock Plan were originally approved for listing by the New York Stock Exchange in 1996 and were included in the shares approved for listing in the listing application for the ProAssurance common stock. The Board of Directors does not believe that the assumption and amendment of the Stock Plan requires shareholder approval since the amendments relate to the assumption of the plan by a successor corporation in a merger and to the substitution of the successor corporation's stock as contemplated by the terms of the Stock Plan. Because the assumption and amendment of the Stock Plan by ProAssurance may constitute material amendments to the Stock Plan, the Board of Directors has recommended that the assumption and amendment of the Stock Plan be submitted to the shareholders of ProAssurance for approval in order to comply with the exemption provided by Rule 16b-3 of the Securities and Exchange Commission and to comply with the requirements of Section 422 of the Internal Revenue Code with respect to incentive stock options.

     The following table sets forth information as of December 31, 2001, with respect to equity securities authorized for issuance pursuant to compensation plans previously approved by the shareholders of ProAssurance and compensation plans not previously approved by the ProAssurance shareholders. For purpose of this table, the shares to be issued pursuant to outstanding options assumed under the Consolidation Agreement are considered the only shares to be issued under a compensation plan approved by the ProAssurance shareholders and the shares reserved for future issuance under the Stock Plan are the only shares considered to be issued pursuant to a compensation plan not approved by the ProAssurance shareholders:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                                                                        FUTURE ISSUANCE UNDER
                                     NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE        EQUITY COMPENSATION
                                     BE ISSUED UPON EXERCISE     EXERCISE PRICE OF        PLANS (EXCLUDING
                                     OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                                       WARRANTS AND RIGHTS      WARRANTS AND RIGHTS          COLUMN (A))
                                     -----------------------   ---------------------   -----------------------
PLAN CATEGORY                                  (A)                      (B)                      (C)
-------------                        -----------------------   ---------------------   -----------------------
Equity compensation plans approved
  by security holders..............          719,313                  $20.82                        -0-
Equity compensation plans not
  approved by security holders.....              -0-                                          1,487,362
          Total....................          719,313                  $20.82                  1,487,362

     The following constitutes a brief discussion of the material features of the Stock Plan as it is proposed to be amended. A copy of the Assumption and Amendment with respect to the Stock Plan is attached hereto as Appendix "B."

     Purpose of Plan. The purpose of the Stock Plan is to secure or retain the services of key employees who include officers and other employees of ProAssurance and subsidiaries ("ProAssurance Group"). Awards will be granted to those eligible to participate who are deemed to be important to the ProAssurance Group's success by the Board of Directors of ProAssurance or a committee of not less than two members of the Board of Directors appointed to administer the Plan (collectively the "Committee"). The Board of Directors has designated its Compensation Committee to serve as the Committee under the Stock Plan. The Committee will have full authority, in its discretion, to grant awards under the Stock Plan, to determine the eligible persons to whom awards shall be granted and the number of shares to be covered by each award. Types of awards which the Committee will have authority to grant consist of stock options (with or without reload rights) and stock grants. Because awards under the Stock Plan are granted in the discretion of the Committee, awards that may be granted to executive officers and directors of ProAssurance are not presently determinable.

     Eligibility. The Committee may, in its discretion, grant awards to directors, officers and employees of ProAssurance and its subsidiaries ("Eligible Persons"). Directors and advisory directors are eligible to participate in the Stock Plan but only to the extent they elect to receive stock awards in lieu of their regular cash compensation.

     Number of Shares. On June 27, 2001, there were a total of 1,888,829 shares of ProAssurance common stock reserved for issuance under the Stock Plan subject to adjustment to reflect any increase or decrease in the number of outstanding shares resulting from payment of a dividend on the shares, a subdivision or combination of shares, a reclassification of the shares, a merger or consolidation, or other like changes in the shares. At March 31, 2002, there are 1,006,699 shares of ProAssurance common stock that are reserved for future awards under the Stock Plan after giving effect to 398,625 shares that are reserved for outstanding options assumed under the Consolidation Agreement, 415,000 shares that are reserved for options granted in

2002, and 68,505 shares that have been issued as stock grants under the Stock Plan since the assumption of the plan by ProAssurance. ProAssurance common stock utilized in connection with the Stock Plan may be derived from the authorized but unissued shares of ProAssurance common stock or from the treasury shares, or from ProAssurance common stock owned by a subsidiary of ProAssurance, and will be available for awards under the Stock Plan in the form of non-qualified stock options, incentive stock options, option reload rights, and stock grants. If any outstanding stock option under the Stock Plan expires or is terminated for any reason before the end of the term of the Stock Plan, the shares covered by the expired or terminated stock option may be used to grant new stock options under the Stock Plan.

     Duration and Effective Date. The Stock Plan was originally adopted by The Medical Assurance Company, Inc. (formerly Mutual Assurance, Inc.) on February 23, 1995. The Plan was assumed by Medical Assurance, Inc. (formerly MAIC Holdings, Inc.) in 1996 after it became the parent holding company of The Medical Assurance Company. The Plan will terminate on February 23, 2005. Accordingly, awards may be granted pursuant to the Plan at any time prior to the expiration date.

     Stock Grants. In the discretion of the Committee, any Eligible Person may be granted a stock grant. The stock grant may be governed by a Restriction Agreement which may set forth any restrictions, terms and conditions as the Committee may in its discretion determine. The Eligible Person to whom shares of ProAssurance common stock are issued pursuant to a stock grant will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions paid with respect to them, provided, however, that the payment of dividends may be deferred and the shares may be subject to the restrictions on transfer, all as may be determined by the Committee at the time of the award.

     Stock Options. The Committee may choose to grant an Eligible Person incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that fail to meet one or more of the requirements of an incentive option (non-qualified stock options), reload options, or any other stock options which are or may become permitted by any applicable law. The Committee will have authority, subject to the terms of the Stock Plan, to determine the date of grant, the types of options to be granted, the number of shares, the exercise price and the other terms and conditions of each option granted under the Stock Plan, including provisions regarding the repurchase of options by ProAssurance.

     Reload Option Rights. The Committee may in its discretion grant reload option rights in conjunction with a stock option. An Eligible Person to whom reload option rights are granted is entitled, upon exercise of a stock option through the delivery of previously owned shares, to be automatically granted, on the date of such exercise, a new non-incentive stock option (the "Reload Option") (1) for a number of shares of ProAssurance common stock not exceeding the number of shares of ProAssurance common stock delivered in payment of the option price of the original option, (2) having an option price not less than the fair market value of the ProAssurance common stock on the date of grant of the Reload Option, (3) having an expiration date not later than the expiration date of the original option, and (4) otherwise having terms permissible for an original grant of an incentive stock option. In granting reload option rights, the Committee may provide for successive grants of Reload Options upon the exercise of Reload Options. Unless otherwise determined by the Committee, Reload Options are granted only if the underlying option is exercised by the original Eligible Person during employment with ProAssurance Group.

     Because the number of shares covered by a Reload Option is limited to the number of previously owned shares delivered in payment of the option price of the original option, reload option rights will not increase the net number of shares which may be acquired under a stock option. Because the option price of the shares subject to a Reload Option may not be less than fair market value of the shares of ProAssurance common stock on the date the underlying option is exercised, reload option rights will not increase the total net value (excess of fair market value over the option price) realizable under the original option. However, since an Eligible Person who exercises an option before the end of his term will not forfeit the potential for future market price appreciation, the Board believes reload option rights will encourage earlier stock option exercises, thereby promoting the identification with shareholder interest resulting from ownership of ProAssurance common stock by Eligible Persons.

     Stock Option Agreements. Stock options will be evidenced by agreements approved by the Committee in the form and containing the terms and conditions as it from time to time may determine. Stock option agreements will contain terms and conditions including, but not limited to, the medium of payment, number of shares, option price, term of the option, the date of exercise, and such other provisions as provided in the Stock Plan.

     The option price for shares covered by an incentive stock option may not be less than 100% of the fair market value of the shares of ProAssurance common stock on the date of grant as determined in good faith by the Committee, except that the option price for an incentive stock option granted to an Eligible Person who then owns more than 10% of the outstanding stock of ProAssurance (as determined under applicable rules of the IRS) may not be less than 110% of the fair market value of the shares on the date of grant.

     Each stock option granted under the Plan will expire not more than ten (10) years from the date of grant.

     Termination of Employment. The Committee has the power to specify, with respect to an award to a particular grantee, the effect of termination of such grantee's employment, which effect may include forfeiture of all or part of the award, and acceleration of exercise or vesting rights. In no event may an incentive stock option be exercised more than three months after termination of employment for any reason other than disability nor more than one year after termination of employment by reason of disability.

     Effect of a Merger or Acquisition. In the event of (a) a merger in which ProAssurance is not the surviving corporation; (b) the sale or transfer of substantially all of the assets of ProAssurance; or (c) the acquisition of the outstanding shares of ProAssurance common stock, the Committee may declare all outstanding options exercisable immediately, in which case all options not exercised within 30 days of notice of exercisability will terminate, regardless of any provisions contained in any Stock Option Agreements. Notwithstanding the foregoing, options may remain outstanding if a successor corporation contemplated in clause (a), (b) or (c) above agrees to assume the outstanding options issued under the Stock Plan or to substitute substantially equivalent options.

     Amendment and Termination of the Stock Plan. The Board of Directors at any time may amend the Stock Plan as deemed in the best interest of ProAssurance except that the Board may not adopt any amendment that would (i) materially increase the benefits accruing to Eligible Persons under the Stock Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Stock Plan unless such amendment is ratified or approved by the shareholders within 12 months of its adoption. No termination or amendment of the Stock Plan may adversely affect the rights of any grantee under his stock option agreement or stock restriction agreement without the consent of the grantee.

     The Board of Directors, at any time, may terminate the Stock Plan, without stockholder approval, as deemed in the best interest of ProAssurance.

     Federal Income Tax Consequences. The following is a brief summary of the significant aspects of current federal income tax treatment of the awards that may be granted under the Stock Plan. This summary does not cover the federal tax effects if the described conditions are not met nor does this summary discuss any tax effect, if any, of any state or local tax laws or any foreign tax laws.

     The grant of a stock option will not result in tax consequences to ProAssurance or the Eligible Person to whom it is granted. Upon the exercise of an option and the transfer to the optionee of shares, the tax treatment depends upon whether the option is a non-qualified option or an incentive stock option. When a non-qualified option is exercised, the holder of the option will realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and ProAssurance will have a deductible expense in the same amount. The basis of the holder of such shares will generally be the fair market value on the date of exercise. When he disposes of such shares, the difference between the amount received and the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain or loss, depending upon the holding period of the shares.

     When an incentive stock option is exercised, the holder of the option will not realize any income and ProAssurance will not be allowed any deduction if certain conditions regarding such holder's period of employment with the ProAssurance Group and the holding period of the option are met. The holder of the incentive stock option must have been employed with the ProAssurance Group at all times from the date of grant of the option until at least three months prior to the exercise of the stock option and such holder must not have disposed of the shares acquired upon the exercise of the option within two years from date of grant or within one year from date of exercise. If these conditions are satisfied, the basis in the shares acquired upon the exercise of an incentive stock option will be the exercise price. In the event of a sale of the stock after compliance with these conditions, the resulting gain or loss will ordinarily be treated as long term capital gain or loss.

     If the holder of an incentive stock option fails to comply with the condition regarding his period of employment, or his holding period for the shares, such holder will recognize taxable income upon exercise of the incentive stock option as if he had exercised a non-qualified option. In such event, ProAssurance will have a deductible expense upon exercise equal to the compensation income recognized by such holder. Any gain in excess of the amount treated as compensation will be treated as long-term or short-term capital gain depending on the length of time the holder had held the shares at the time of disposition. Depending upon individual circumstances, a person who exercises an incentive stock option may be subject to the alternative minimum tax.

     An Eligible Person who is granted a stock grant will recognize taxable income for federal income tax purposes in the year of the grant of the award. Unless the shares are subject to restrictions (that is, they are not transferable or they are subject to a substantial risk of forfeiture), the recipient of a stock grant will recognize compensation income in the year of the grant in an amount equal to the difference between the price paid for such restricted shares and the fair market value of the stock on the date of grant. If the Eligible Person is subject to Section 16(b) of the Securities Exchange Act of 1934 on the date of grant or the stock grant is subject to the restrictions on transfer or subject to forfeiture under the restriction agreement, the stock grant generally will be presumed to be subject to appropriate restrictions to defer the recognition of compensation income. In such event, the recipient will recognize income in the year in which the restriction lapses in an amount equal to the difference between the price paid for the restricted shares and the fair market value of such shares on the date such restriction lapses. If the recipient of the stock grant subject to such restriction makes a Section 83(b) election within 30 days of exercise, the recipient will recognize compensation income in the year of grant in an amount equal to the difference between the price and fair market value on date of exercise. ProAssurance generally will be entitled to a deduction for the amount recognized as compensation income by the recipient of the stock grant.

     Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code prohibits ProAssurance from deducting executive compensation in excess of $1,000,000 paid in any one year to its chief executive officer or to any of the four highest compensated executive officers required to be named in the compensation table in its proxy statement. Executive compensation includes base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans, but excludes certain performance-based compensation that meets the requirements of Code Section 162(m). The awards granted under the Stock Plan will not be considered performance based compensation under Code Section 162(m).

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during each of the last three fiscal years with respect to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated persons considered to be executive officers or their equivalent. Because ProAssurance did not begin its business as the holding company for Medical Assurance and Professionals Group until June 27, 2001, the summary treats Medical Assurance and Professionals Group as subsidiaries of ProAssurance as if the consolidation occurred on January 1, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                          ------------------------------------------
                                         ANNUAL COMPENSATION                AWARDS
                               ----------------------------------------   ----------                       PAYOUT
                                                           OTHER ANNUAL   RESTRICTED                     -----------
          NAME AND                                         COMPENSATION     STOCK                           LTIP
     PRINCIPAL POSITION        YEAR   SALARY    BONUS(1)       (2)        AWARDS(3)    OPTIONS/SARS(4)     PAYOUT
-----------------------------  ----   -------   --------   ------------   ----------   ---------------   -----------
                                        ($)       ($)          ($)           ($)             (#)             ($)
A. Derrill Crowe.............  2001   463,375   161,245        -0-             -0-            -0-            -0-
  Chairman and                 2000   463,375       -0-        -0-             -0-            -0-            -0-
  CEO of ProAssurance          1999   403,000       -0-        -0-             -0-         26,250            -0-
Victor T. Adamo..............  2001   418,000   169,844        -0-             -0-            -0-            -0-
  Vice Chairman, COO and       2000   376,589   150,000        -0-             -0-            -0-            -0-
  President of ProAssurance    1999   300,000   125,000        -0-             -0-         25,000            -0-
Paul R. Butrus...............  2001   436,425    26,874        -0-             -0-                           -0-
  Vice Chairman                2000   439,443       -0-        -0-             -0-            -0-            -0-
  of ProAssurance              1999   380,000       -0-        -0-             -0-         26,250            -0-
Howard H. Friedman...........  2001   250,000    53,748        -0-           1,400            -0-            -0-
  Secretary, CFO and Senior    2000   181,060       -0-        -0-           1,050            -0-            -0-
  Vice President --
  ProAssurance
James J. Morello.............  2001   200,850    53,748        -0-          14,252            -0-            -0-
  Treasurer and Senior Vice    2000   203,668       -0-        -0-          14,060            -0-            -0-
  President of ProAssurance    1999   197,563    24,375        -0-          12,600          2,403            -0-


          NAME AND                ALL OTHER
     PRINCIPAL POSITION        COMPENSATION(5)
-----------------------------  ---------------
                                     ($)
A. Derrill Crowe.............       20,890
  Chairman and                      21,048
  CEO of ProAssurance               19,706
Victor T. Adamo..............       21,038
  Vice Chairman, COO and            27,100
  President of ProAssurance         32,802
Paul R. Butrus...............      122,652
  Vice Chairman                     21,048
  of ProAssurance                   19,706
Howard H. Friedman...........       20,890
  Secretary, CFO and Senior         21,048
  Vice President --
  ProAssurance
James J. Morello.............       51,911
  Treasurer and Senior Vice         21,048
  President of ProAssurance         19,706

---------------

(1) The bonus compensation was paid in cash and ProAssurance common stock. The shares of common stock have been issued as stock awards under the ProAssurance Incentive Compensation Stock Plan and are valued as of January 15, 2002, the date of the award. The bonus compensation includes the following number of shares of Common Stock for the Named Executive Officers:
    Dr. Crowe -- 4,464 shares; Mr. Adamo -- 4,702 shares; Mr. Butrus 744 shares; Mr. Friedman -- 1,488 shares; and Mr. Morello -- 1,488 shares.
(2) Excludes perquisites and other personal benefits, securities or property paid to a Named Executive Officer in an aggregate amount equal to the lesser of $50,000 or 10% of the annual salary and bonus of such executive.
(3) The shares acquired with loan proceeds under the Medical Assurance Thrift Plan are treated as restricted stock awards in the Summary Compensation Table and the amount reflected in the table represents the amount of the loans made to the Named Executive Officers under the plan during 2001, 2000 and 1999. At December 31, 2001, ProAssurance had outstanding loans under the Thrift Plan to Mr. Friedman in the approximate amount of $13,878.70 that have been used to purchase 582 shares having a market value of $10,226 on that date and to Mr. Morello in the approximate amount of $46,252 that have been used to purchase 1,883 shares having a market value of $33,103 on that date. At December 31, 2001, Mr. Adamo has 12,700 restricted shares of MEEMIC Holdings common stock previously granted under the MEEMIC Insurance Company Incentive Plan and Trust that are restricted until December 31, 2002 and that had an approximate value of $277,368 on December 31, 2001.
(4) The table reflects options granted to Messrs. Crowe, Butrus and Morello under Medical Assurance's Incentive Compensation Stock Plan and options granted to Mr. Adamo under MEEMIC Holdings' Stock Compensation Plan, in each case in the year the options were granted. The table does not reflect options for ProAssurance common stock that were substituted under the Consolidation Agreement for the then outstanding options to purchase Medical Assurance common stock and Professionals Group common stock.
(5) Other compensation includes (i) compensation paid to certain of the Named Executive Officers in 2001 for accrued and unused vacation in connection with the adoption of a new vacation policy effective January 1, 2002, as follows: Mr. Butrus -- $35,621 in cash and 4,469 shares of ProAssurance common stock having a value of $66,141, and Mr. Morello -- $10,863 in cash and 1,362 shares of ProAssurance common stock having a value of $20,158; (ii) matching contributions for purchases of common stock to Mr. Adamo under the Professionals Group Stock Purchase Plan of $4,000 for 2001 and $5,000 for each of 2000 and 1999; (iii) contributions under the Medical Assurance Pension Plan, a qualified defined contribution retirement plan, to each of Messrs. Crowe, Butrus, Morello and Friedman (2001 and 2000 only) in the following amounts -- $20,890 for 2001, $21,048 for 2000, and $19,706 for
    1999; and (iv) contributions for the account of Mr. Adamo under the ProNational Insurance Company Stock Ownership Plan, a qualified profit sharing retirement plan, and the ProNational Insurance Company Employees' Savings and Retirement Plan, a Section 401(k) contributory retirement plan with discretionary matching contributions, in the following amounts: $17,000 for 2001, $22,100 for 2000 and $27,802 for 1999.

OPTION GRANTS IN 2001

     There were no stock options granted to the Named Executive Officers for the year ended December 31, 2001, under the ProAssurance Corporation Incentive Compensation Stock Plan as assumed and amended by the ProAssurance Board of Directors on September 27, 2001. The Stock Plan is described under "PROPOSAL 2:
ASSUMPTION OF MEDICAL ASSURANCE'S INCENTIVE COMPENSATION STOCK PLAN."

OPTION EXERCISES AND OPTION VALUES FOR 2001

     The following table sets forth information with respect to exercisable and unexercisable options held by the Named Executive Officers for the year ended December 31, 2001. For years prior to 2001, the options were granted to the Named Executive Officers (except Mr. Adamo) under the Medical Assurance Incentive Compensation Stock Plan and were converted into options to acquire ProAssurance common stock under the Consolidation Agreement. Options granted to Mr. Adamo prior to 2001 were granted under Professionals Group's 1996 Long-Term Stock Incentive Plan and were converted into options to acquire ProAssurance common stock under the Consolidation Agreement.

                                                                     NUMBER OF
                                                                     SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                                        SHARES       VALUE      FISCAL YEAR-END (#)          YEAR-END ($)
                                     ACQUIRED ON    REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                                 EXERCISE (#)     ($)         UNEXERCISABLE(1)         UNEXERCISABLE(1)
----                                 ------------   --------   ----------------------   ----------------------
A. Derrill Crowe...................      -0-          -0-             168,517                      -0-
Victor T. Adamo....................      -0-          -0-             127,776                  $25,555
Paul R. Butrus.....................      -0-          -0-             168,738                      -0-
James J. Morello...................      -0-          -0-               7,950                      -0-

---------------

(1) Based on the closing price of $17.58 as reported on the New York Stock Exchange on December 31, 2001. All outstanding options were exercisable at December 31, 2001.

     The following table sets forth certain information concerning stock options/SARs granted to the named executive officers under the MEEMIC Holdings, Inc. Stock Compensation Plan.

                                                                     NUMBER OF
                                                                     SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                                        SHARES       VALUE      FISCAL YEAR-END (#)          YEAR-END ($)
                                     ACQUIRED ON    REALIZED        EXERCISABLE/             EXERCISABLE/
               NAME                  EXERCISE (#)     ($)         UNEXERCISABLE(1)         UNEXERCISABLE(1)
               ----                  ------------   --------   ----------------------   ----------------------
Victor T. Adamo....................      -0-          -0-              20,000                  $236,800

---------------

(1) Based on the closing price of $21.84 as reported by NASDAQ on December 31, 2001. All unexercised options became exercisable on June 27, 2001 at a per share price of $10.00 as a result of the change of control of MEEMIC Holdings, Inc. upon completion of the consolidation

STOCK PURCHASE PLAN

     At its meeting in December 2001, the Board of Directors of ProAssurance amended and restated the Medical Assurance, Inc. Thrift Plan to reflect the assumption and amendment of the plan by ProAssurance under the name of the ProAssurance Corporation Stock Ownership Plan (the "Stock Purchase Plan"). Effective January 1, 2002, each employee and director of ProAssurance and its wholly-owned subsidiaries who has completed six months of service is eligible to participate in the Stock Purchase Plan at his or her election. ProAssurance loans participating employees an amount equal to 100% of the first $2,000 deposited by the participating employee under the Stock Purchase Plan and 50% of the next $8,000 deposited by the participating employee during a calendar year. The deposits and loan proceeds are used to purchase ProAssurance common stock in the open market for the account of the employees participating in the Stock Purchase Plan. The shares purchased and any dividends paid thereon are pledged as security for the loans to the participating employees who are entitled to vote the shares. Each loan is forgiven and the shares purchased with the deposits and loan proceeds are released after three years if the employee remains employed with ProAssurance. For periods prior to January 1, 2002, Medical Assurance loaned $.35 for each $.65 deposited by a participating employee under the Medical Assurance Thrift Plan, and the loan was forgiven if the employee remained employed with Medical Assurance or a subsidiary for four years.

EMPLOYMENT AGREEMENT

     Effective January 1, 2000, Dr. Crowe's employment agreement with Medical Assurance was automatically renewed for a term of three (3) years. The employment agreement provides for an annual salary to be established by the Board of Directors each year. Medical Assurance may terminate the employment agreement only for "good cause," which is defined in the employment agreement as
(i) the failure or refusal of Dr. Crowe faithfully or diligently to perform the usual and customary duties of his employment and the continuance of such failure or refusal after receipt by Dr. Crowe of written notice from the Board of Directors directing Dr. Crowe to remedy such failure or refusal, (ii) any breach by Dr. Crowe of the covenants not to compete contained in the employment agreement, (iii) embezzlement, theft, misappropriations or conversion of the Company's assets, or (iv) indictment and arraignment on a state or federal felony charge. If Medical Assurance terminates Dr. Crowe's employment agreement other than for "good cause," Medical Assurance is obligated to pay to Dr. Crowe, for the remainder of the term of his employment agreement, monthly payments each equal to one-twelfth of Dr. Crowe's salary for the year prior to such termination. If the Board of Directors selects someone other than Dr. Crowe as Chief Executive Officer of Medical Assurance or substantially changes Dr. Crowe's duties without his consent or agreement, except for "good cause," Dr. Crowe's employment agreement shall be deemed to have been terminated and Medical Assurance is obligated to pay to Dr. Crowe eight monthly payments each equal to one-twelfth of Dr. Crowe's salary for the year prior to such termination.

SEVERANCE AGREEMENTS

     ProAssurance has entered into a Release and Severance Compensation Agreement ("Severance Agreement") with the Named Executive Officers (other than Dr. Crowe) and several other key executives of ProAssurance and its subsidiaries.

     The Severance Agreement with each of the Named Executive Officers (other than Dr. Crowe) provides that in the event that the executive is terminated without cause, or voluntary resigns for "good reason," the executive, upon signing a release of all claims, will be eligible for certain benefits including: an amount equal to the executive's annual base salary; an amount equal to the executive's average annual incentive award (generally calculated as the average of the prior three years); continuation of health care benefits for 12 months; and, outplacement services. The executive may assert good reason in certain enumerated circumstances including demotion to a non-executive position, relocation, a reduction in base salary, or the failure of any successor of ProAssurance to assume the Severance Agreement.

     The terms of the Severance Agreement with Victor T. Adamo are similar in format, but more expansive that those described above. His severance benefits are established at two times base salary and average bonus, and include health care benefits for 18 months. Also during the initial two years of Mr. Adamo's Severance Agreement through June 27, 2003, good reason includes the voluntary and unilateral termination of employment by Mr. Adamo.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of ProAssurance reviews and recommends compensation policies and practices to the Board of Directors. The Compensation Committee, which is comprised entirely of non-employee directors, establishes all elements of compensation for the Chief Executive Officer and, in conjunction with the Chief Executive Officer, establishes the elements of compensation for other senior officers of ProAssurance. The Compensation Committee administers the ProAssurance Corporation Incentive Compensation Stock Plan which is available to provide incentive awards to selected executives and key employees of ProAssurance and its subsidiaries. The Compensation Committee establishes policies for the Chief Executive Officer to establish compensation levels for other executive officers of ProAssurance and its subsidiaries.

     The executive compensation policy of ProAssurance is to offer competitive compensation in comparison to market practices to attract and retain individuals and to reward individuals based on performance. There are three components of executive compensation:

     - Base salary compensation

     - Annual incentive compensation

     - Long-term incentive compensation.

     Historically, both Medical Assurance and Professionals Group have established salaries at a level intended to reflect on the executive's level of responsibilities in comparison to compensation survey data for other insurance companies and publicly traded insurance groups of similar size and product lines. The annual and long-term incentive compensation awards to executives of both companies have been significantly related to performance. The Compensation Committee intends to follow these practices.

     The Committee believes that 2001 presented a unique situation for compensation of executives of ProAssurance. Although the performance of the operating subsidiaries was not at desired levels, the executive officers of both Medical Assurance and Professionals Group spent a substantial amount of time over the last two years in effecting the combination of Medical Assurance and Professionals Group under ProAssurance and at the same time have maintained performance levels that exceeded the performance of many other insurance companies in the medical professional liability insurance industry. The Committee believes that it is appropriate to provide executives of both companies annual incentive bonuses for 2001 to reward them for their efforts primarily in accomplishing the consolidation and integrating the operations of the two companies.

     The Compensation Committee believes that ProAssurance should encourage stock ownership among its senior executives. In that regard, the Committee has directed that approximately one-half of the annual incentive compensation payable to executives be in the form of stock awards under The Incentive Compensation Stock Plan. The Committee also believes that executives of ProAssurance should be awarded long-term incentive compensation in the form of stock options under the Incentive Compensation Stock Plan in an effort to retain the new management team for ProAssurance and to align long-term interests of the management team with those of the ProAssurance shareholders. Additionally, all executives of ProAssurance and its subsidiaries are eligible to participate in an open market stock purchase plan that features matching contributions by ProAssurance.

     The compensation for the Chairman and Chief Executive Officer for 2001 and 2002 was reviewed by the Compensation Committee. The size of the business doubled in 2001 to $2 billion in total assets resulting in greater responsibilities for its Chief Executive Officer. The salary of the Chairman for 2001 was lower than the comparable salaries of CEO's of publicly traded insurance companies of comparable size. These salaries fall in a salary range between $500,000 and $600,000. The Committee recommended that the Chairman's annual salary be increased from $463,375 to $550,000 in 2002. The Committee also authorized annual incentive compensation to the Chairman for 2001 in the amount of $150,000 to reward him for his efforts in the successful completion of the consolidation.

     Under Section 162(m) of the Internal Revenue Code and subject to certain exemptions (including exceptions relating to "performance-based" compensation if certain conditions are met), ProAssurance may not deduct compensation in excess of $1 million paid to any executive named in the Summary Compensation Table in ProAssurance's proxy statement for that year. For 2001, the compensation paid to each of the executive officers named in the Summary Compensation Table was well below $1 million and the Committee expects the same will be true for the current year. Consequently, the Compensation Committee has decided to defer consideration of any compensation policies relating to Section 162(m) of the Internal Revenue Code.

     The Compensation Committee
     Robert E. Flowers, Chairman
     Leon C. Hamrick
     April 16, 2002

     The Compensation Committee Report does not constitute soliciting material. It is not considered filed by ProAssurance and shall not be incorporated by reference in any other filings by ProAssurance under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically provided by ProAssurance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 2001 were Robert E. Flowers, Chairman; Leon C. Hamrick, and Paul D. Everest. Dr. Everest died in December 2001.

     No executive officer of ProAssurance served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board) of another entity, one of whose executive officers served on the compensation committee of ProAssurance. No executive officer of ProAssurance served as a director of another entity, one of whose executive officers served on the compensation committee of ProAssurance.

     Victor T. Adamo, a director, Vice Chairman and President of ProAssurance, also serves as Chief Executive Officer and a director of MEEMIC Holdings, Inc., a publicly traded subsidiary of ProAssurance, and sits on the compensation committee of its board of directors. A. Derrill Crowe, a director, Chairman and Chief Executive Officer of ProAssurance also serves as a director and chairman of MEEMIC Holdings and Ann F. Putallaz, a director of ProAssurance, also serves as a director of MEEMIC Holdings, Inc.

STOCK PERFORMANCE GRAPH

    The following graphs are included to assess the performance of management by comparing the market value of ProAssurance Common Stock with other public companies and public companies in the insurance industry. Upon consummation of the consolidation on June 27, 2001, each outstanding share of Medical Assurance common stock was converted into a share of ProAssurance common stock; the Medical Assurance common stock was delisted on the New York Stock Exchange; and the ProAssurance common stock began trading on the New York Stock Exchange on the next business day. The consolidation of Medical Assurance into ProAssurance was treated as a corporate reorganization similar to a pooling of interests for accounting purposes and was treated as a corporate name change from Medical Assurance to ProAssurance for listing purposes on the New York Stock Exchange. Accordingly the Stock Performance Graph tracks the market value of a share of Medical Assurance common stock for periods prior to June 27, 2001.

    The graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to shareholders during the five years ended December 31, 2001, as well as an overall stock market index (Russell 2000) and a peer group index (SNL Property & Casualty) for the five years ended December 31, 2001. The market and peer group indices have been changed from those used by Medical Assurance last year because management believes that the size of ProAssurance and the market for its capital stock are more comparable with companies listed in the Russell 2000 and SNL Property & Casualty than in the prior indices. In accordance with the requirements of the Securities and Exchange Commission, the graph includes the overall stock market index used by Medical Assurance last year (the Dow Jones Equity Market Index) and the peer group index used by Medical Assurance last year (Dow Jones Insurance Index).

 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG PROASSURANCE CORPORATION,
       THE DOW JONES US TOTAL MARKET, THE RUSSELL 2000, THE DOW JONES US
            INSURANCE-PROPERTY/CASUALTY, AND SNL PROPERTY & CASUALTY

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/96     12/97     12/98     12/99     12/00     12/01
-------------------------------------------------------------------------------------
 ProAssurance Corp.         100.00    176.01    238.99    153.15    126.66    133.43
 Dow Jones US Total
  Market                    100.00    131.81    164.63    202.04    183.31    161.46
 Russell 2000               100.00    122.36    119.25    144.60    140.23    143.71
 Dow Jones US
Insurance-Property/Casualty 100.00    141.41    133.95     99.46    162.32    155.93
 SNL Property & Casualty    100.00    145.59    160.29    119.44    173.10    173.07

* $100 invested on 12/31/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 25, 2002, information regarding the ownership of Common Stock (i) by each person known by management of ProAssurance who beneficially owns more than 5% of the outstanding Common Stock ("Principal Stockholders"), (ii) by the executive officers named in the "Summary Compensation Table" under Executive Compensation ("Named Executive Officers"),
(iii) by each of the Company's directors, and (iv) by all directors and officers of the Company as a group.

                                                              AMOUNT & NATURE
                                                               OF BENEFICIAL    PERCENT
                                                               OWNERSHIP(1)     OF CLASS
                                                              ---------------   --------
PRINCIPAL STOCKHOLDERS(2)
T. Rowe Price Associates, Inc.(3)...........................     1,434,894         5.4%
  100 East Pratt Street
  Baltimore, Maryland 21202
Dimensional Fund Advisors, Inc.(4)..........................     1,491,071         5.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Royce & Associates, Inc.(5).................................     2,341,577         8.8%
  1414 Avenue of the Americas
  New York, New York 10019
DIRECTORS
Victor T. Adamo, Esq., CPCU(6)..............................       152,030           *
Paul R. Butrus(6)...........................................       391,874         1.5%
A. Derrill Crowe, M.D.(6)(7)................................     2,492,492         9.4%
Robert E. Flowers, M.D......................................        29,690           *
Leon C. Hamrick, M.D........................................         3,651           *
John J. McMahon.............................................         1,000           *
Drayton Nabers, Jr..........................................         1,000           *
John P. North...............................................         1,803           *
Ann F. Putallaz.............................................         8,325           *
William H. Woodhams, M.D....................................         8,109           *
OTHER NAMED EXECUTIVE OFFICERS
Howard H. Friedman..........................................         3,134           *
James J. Morello(6).........................................        31,463           *
All Directors and Officers as a Group (15 Persons)..........     3,136,864        11.8%

---------------

  * Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them. The information as to beneficial ownership of common stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information also includes the number of shares that may be acquired pursuant to unexercised options on or before May 25, 2002.
(2) A. Derrill Crowe, M.D., the President and Chief Executive Officer, is a beneficial owner of over five percent (5%) of the common stock, a Named Executive Officer, and a director of ProAssurance. Each of Victor T. Adamo, Vice Chairman, President and Chief Operating Officer, and Paul R. Butrus, Vice Chairman, is a Named Executive Officer and a director of ProAssurance. The share ownership of each of Dr. Crowe, Mr. Adamo and Mr. Butrus is reflected in their capacities as directors in the above table.
(3) In a Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc., an investment adviser, disclosed that as of December 31, 2001, it had sole voting power with respect to 367,000 shares and sole dispositive power with respect to 1,434,894 shares.
(4) In a Schedule 13G filed with the SEC, Dimensional Fund Advisors, Inc., an investment adviser, disclosed that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts and that as of December 31, 2001, it had sole voting power and sole dispositive power with respect to 1,491,071 shares owned by such entities.
(5) In a Schedule 13G filed with the SEC, Royce & Associates, Inc., an investment adviser, disclosed that as of December 31, 2001, it had sole voting power and sole dispositive power with respect to 2,341,577 shares.
(6) Includes the following shares that may be acquired upon exercise of stock options on or before May 25, 2002: Dr. Crowe -- 168,517 shares; Mr.
    Adamo -- 127,776 shares; Mr. Butrus  -- 168,738 shares; and

    Mr. Morello -- 7,950 shares. Also includes the following shares owned of record by the Company's Pension Plan: 11,742 shares for the account of Dr. Crowe, 9,164 shares for the account of Mr. Butrus, and 4,755 shares for the account of Mr. Morello.
(7) Includes 1,162,791 shares owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner, 1,285 shares owned of record by Dr. Crowe's wife, and 46,928 shares owned of record by four trusts which Dr. Crowe is named as a trustee that were created in 1998 for the benefit of the minor children of Dr. Crowe and his wife.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Section 16 Insiders are required by the SEC regulations to furnish the Company with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to the Company, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner for 2001 except for the following individuals.

     Each of Messrs. Kalinowski, Sabados and O'Neil were elected as executive officers of ProAssurance after the completion of the consolidation and were late in filing their initial reports on Form 3. Dr. Flowers was late in reporting the sale of 1,175 shares of common stock by his former employer on July 26, 2001. Dr. Flowers beneficially owned these shares through his affiliation with Gynecology Associates of Dothan, P.C. and the shares were sold in connection with his retirement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of ProAssurance expects to select Ernst & Young LLP as ProAssurance's independent public accountants for fiscal year 2002. Representatives from Ernst & Young, LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The fees billed by Ernst & Young LLP to Medical Assurance and ProAssurance for services rendered for the fiscal year ended December 31, 2001, include the following:

     Audit Fees. The estimated aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of ProAssurance's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in ProAssurance's Quarterly Reports on Form 10-Q for 2001 were $622,580.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not bill any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

     All Other Fees. The estimated aggregate fees billed by Ernst & Young LLP for other services in the fiscal year ended December 31, 2001, were approximately $758,944, including audit-related services of $440,185. Audit-related services consist of audits of ProAssurance's employee benefit plans and accounting assistance in connection with the consolidation with Professionals Group. The remaining fees of $318,759 consisted of $119,287 for tax support in connection with the consolidation and approximately $199,472 for other tax advice.

                         REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee, comprised of Messrs. North and Hamrick and Ms. Putallaz for the year ended December 31, 2001, is to assist the Board of Directors in its oversight of ProAssurance's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that is attached as Appendix A to this Proxy Statement. As set forth in the Audit Committee's Charter, the management of ProAssurance is responsible for the preparation, presentation and integrity of ProAssurance's financial statements, ProAssurance's accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing ProAssurance's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     The Committee has reviewed and discussed with management the audited financial statements of ProAssurance for the year ended December 31, 2001.

     The Committee has discussed with Ernst & Young LLP, ProAssurance's independent auditors, the matters required to be discussed by Statement of Accounting Standards ("SAS") 61 (Communications with Audit Committee). SAS 61, as amended, requires the independent auditors to provide ProAssurance with additional information regarding the scope and results of their audit of ProAssurance's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and ProAssurance that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with the Committee, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of the federal securities laws. The Committee has considered whether the non-audit services rendered by ProAssurance's independent auditors during ProAssurance's most recent fiscal year are compatible with maintaining the independence of such auditors.

     Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of ProAssurance's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that ProAssurance's auditors are in fact "independent."

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in ProAssurance's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission. The Committee has also recommended the selection of Ernst & Young LLP to be ProAssurance's independent auditors for the fiscal year ending December 31, 2002.

     Audit Committee ProAssurance Corporation
     John P. North, Chairman
     Leon C. Hamrick
     Ann F. Putallaz
     April 16, 2002

                                 ANNUAL REPORT

     A copy of ProAssurance's Annual Report on Form 10-K for the year ended December 31, 2001, is being mailed with this Notice of Annual Meeting and Proxy Statement. The Annual Report includes all financial statements and financial statements schedules required to be filed with the SEC for the year ended December 31, 2001. The Annual Report includes only a list of the exhibits filed with the SEC. A copy of the exhibits will be furnished without charge to any shareholder of the company whose proxy is solicited by the foregoing proxy statement, upon the written request of any such person addressed to Mr. Frank B. O'Neil, Senior Vice President, ProAssurance, Post Office Box 590009, Birmingham, Alabama 35259-0009. Such requests must contain a good faith representation by the person making the request that, as of March 25, 2001, such person was a beneficial owner of ProAssurance's common stock.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     ProAssurance has no present knowledge of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in the manner they deem best.

                           PROPOSALS OF STOCKHOLDERS

SHAREHOLDER PROPOSALS IN PROASSURANCE'S PROXY STATEMENT

     Any shareholder of ProAssurance desiring to make a proposal to be acted upon at the 2003 Annual Meeting of Shareholders of ProAssurance must present such proposal to ProAssurance at its principal office in Birmingham, Alabama not later than December 1, 2002, in order for the proposal to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT MEETINGS

     ProAssurance's Bylaws require any shareholder who desires to propose any business at the annual meeting of shareholders (other than the election of directors) to give ProAssurance written notice not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board for a particular annual meeting by written notice to the shareholders. The shareholder's notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting;
(b) the name and address of the shareholder who intends to propose such matter or matters; (c) a representation that the shareholder has been a holder of record of ProAssurance stock entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters; and (d) any material interest of the shareholder in such matter or matters; and
(e) a description of all understandings or relationships between the shareholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice. The proposal and any accompanying statement may not exceed 500 words. Shareholders are not permitted to submit proposals for consideration at special meetings.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     ProAssurance's Bylaws also require that a shareholder who desires to nominate directors at an annual meeting of shareholders must give ProAssurance written notice of such shareholder's intent not later than December 1 in the year preceding the annual meeting or such other date as may be established by the Board for a particular annual meeting by written notice to the shareholders. The shareholder's notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board solicited proxies for the election of such nominee at the meeting; and (e) the consent of each nominee to serve as a Director of ProAssurance if so elected.

     The Chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedures.

     A copy of ProAssurance's Bylaws may be obtained upon written request at its principal place of business.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                            PROASSURANCE CORPORATION

ORGANIZATION

     This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall become financially literate within a reasonable time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community, and others relating to the Company's financial statements and the reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and the management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the result of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedure should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditor, subject to the shareholders' approval.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the result of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      APPENDIX B

                       AMENDMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT is made and entered into by and between Medical Assurance, Inc. ("Medical Assurance"), a Delaware corporation, and ProAssurance Corporation, a Delaware corporation ("ProAssurance");

                                  WITNESSETH:

     WHEREAS, Medical Assurance assumed the Mutual Assurance, Inc. 1995 Stock Award Plan under the terms and conditions of an Amendment and Assumption Agreement, dated April 8, 1996, pursuant to which, among other things, the name of the plan was changed to the "MAIC Holdings, Inc. [now Medical Assurance, Inc.] Incentive Compensation Stock Plan (the "Stock Plan");

     WHEREAS, on June 27, 2001, ProAssurance became the publicly owned holding company for Medical Assurance and its subsidiaries and Medical Assurance became a privately held wholly-owned subsidiary of ProAssurance;

     WHEREAS, the Board of Directors of Medical Assurance has authorized Medical Assurance to assign to ProAssurance the rights and obligations of Medical Assurance under the Stock Plan, and the ProAssurance Board has authorized the assumption of the Stock Plan by ProAssurance and has approved an amendment to the Stock Plan to reflect such assumption;

     WHEREAS, the Board of Directors of ProAssurance has also approved certain amendments to the Stock Plan, including without limitation, the change of the name of the Stock Plan to the "ProAssurance Corporation Incentive Compensation Stock Plan;"

     WHEREAS, Medical Assurance and ProAssurance desire to enter into an agreement to reflect such assumption and amendments.

     NOW, THEREFORE, THESE PREMISES CONSIDERED, Medical Assurance and ProAssurance do hereby agree as follows:

          1. Medical Assurance does hereby assign and delegate to ProAssurance, and ProAssurance does hereby accept and assume, the rights and obligations of Medical Assurance under the terms and conditions of the Stock Plan, as heretofore amended and as amended hereby, effective September 27, 2001.

          2. Medical Assurance and ProAssurance agree that the Stock Plan is amended in the following respects:

             (a) The Stock Plan is hereby amended to reflect the assumption of the Stock Plan by ProAssurance by deleting Section 1.6 and Section 1.28 of the Stock Plan in their entirety therefrom and substituting in lieu thereof the following:

                1.6 "Company" shall mean ProAssurance, a Delaware corporation.

                1.28 "Stock" shall mean the common stock of the Company as adjusted pursuant to Section 5.2 hereof.

             (b) The Stock Plan is hereby further amended to reflect the change in its name to the "ProAssurance Corporation Incentive Compensation Stock Plan" by deleting Sections 1.21 and 2.1 of the Stock Plan in their entirety therefrom and substituting in lieu thereof the following:

                1.21 "Plan" shall mean the ProAssurance Corporation Incentive Compensation Stock Plan, the terms of which are set forth herein.

                2.1 Name. This plan shall be known as the "ProAssurance Corporation Incentive Compensation Stock Plan."

          3. ProAssurance hereby designates the Compensation Committee of the Board of Directors of ProAssurance as the Committee responsible for the administration of the Stock Plan under Article IV of said Stock Plan.

          4. ProAssurance hereby ratifies, confirms and approves the terms and conditions of the Stock Plan as heretofore amended and as amended hereby.

          5. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, the parties have duly executed this Assumption and Amendment Agreement on this 19th day of November, 2001.

                                          MEDICAL ASSURANCE, INC.

                                          By:  /s/ A. DERRILL CROWE, M.D.
                                            ------------------------------------
                                            Its:

                                          PROASSURANCE CORPORATION

                                          By:   /s/ VICTOR T. ADAMO, ESQ.
                                            ------------------------------------
                                            Its: President

                                 REVOCABLE PROXY

                            PROASSURANCE CORPORATION

              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2002

         The Shareholder executing this Proxy appoints Howard H. Friedman and Frank B. O'Neil, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of ProAssurance Corporation ("ProAssurance") that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of ProAssurance referred to above (the "Annual Meeting") and at any adjournment(s) or postponement(s) of the Annual Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROASSURANCE CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN AND FOR THE APPROVAL OF THE ASSUMPTION OF THE INCENTIVE COMPENSATION STOCK PLAN AND AMENDMENTS THERETO. THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

                  (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                           Please mark
                                                         your votes as
                                                        indicated in    [X]
                                                          this example

                                             FOR               WITHHOLD                                      FOR  AGAINST  ABSTAIN
                                         all nominees         AUTHORITY
1.  ELECTION OF THREE (3) DIRECTORS,   listed to the left   to vote for all   2. Approval of the assumption   [ ]   [  ]    [  ]
    each to serve until the year 2005   (except as marked       nominees         by ProAssurance Corporation
    or until his/her successor is       to the contrary)  listed to the left     of the MAIC Holdings, Inc.
    duly elected and qualified:                                                  (now Medical Assurance, Inc.)
                                                                                 Incentive Compensation Stock
    01 A. Derrill Crowe M.D.                 [  ]                [  ]            Plan and certain amendments
                                                                                 thereto.
    02 Robert E. Flowers M.D.

    03 Ann F. Putallaz

NOTE: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.

                                                                                Dated:,________________________2002

                                                                                ---------------------------------------------------
                                                                                                     Signature


                                                                                ---------------------------------------------------
                                                                                               Signature if held jointly

                                                                                Please sign exactly as name appears on this proxy.
                                                                                When shares are held by joint tenants, both
                                                                                should sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title as such. If a corporation, please
                                                                                sign in full corporate name by an authorized
                                                                                officer. If a partnership, please sign in
                                                                                partnership name by authorized person.


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

          YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES
                TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU
                  MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

            INTERNET                                     TELEPHONE                                    MAIL
  HTTP://WWW.EPROXY.COM/PRA                           1-800-435-6710

  Use the Internet to vote your                Use any touch-tone telephone to                 Mark, sign and date
  proxy. Have your proxy card in       OR     vote your proxy. Have your proxy       OR          your proxy card
  hand when you access the web                card in hand when you call. You                          and
  site. You will be prompted to enter          will be prompted to enter your                   return it in the
  your control number, located in the        control number, located in the box               enclosed postage-paid
  box below, to create and submit                below, and then follow the                         envelope.
  an electronic ballot.                                directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.